Exhibit 10.13

CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT, made as of this 14th day of January, 1997, by and between:

US WATS, Inc., a corporation having its business office at 111 Presidential Boulevard, Bala Cynwyd, PA 19004 (hereinafter referred to as "COMPANY").

                                    AND

Aaron R. Brown, an adult individual presently residing at 3388 Manor Road, Huntingdon Valley, PA 19006 (hereinafter referred to as "CONSULTANT").

WHEREAS, COMPANY desires to provide potential investors with the assurance of continued availability of key personnel, on certain protective terms and conditions, so as to provide business continuity;

NOW, THEREFORE, in consideration of the mutual promises, covenants and forebearances contained herein, and intending to be legally bound, the parties have agreed as follows:

     1.   TERMINATION OF EMPLOYMENT AGREEMENT

     (a) The parties hereby agree that the "Employment Agreement" dated December 23, 1993 between the parties, and all amendments thereto, is terminated effective this date and, further, that CONSULTANT shall no longer be employed in any capacity with COMPANY.

     (b) CONSULTANT agrees that he shall not, at any time in the future, seek re-employment with COMPANY or any affiliated entity.

     2.   TERM

          (a) This Agreement shall become effective as of the date hereof.

          (b) This Agreement shall continue and exist for an initial period from the effective date to January 13, 2003.

          (c) This Agreement shall be automatically renewed and extended for an additional period of one (1) year, unless either party serves upon the other written notice of its intent not to renew no later than thirty (30) days prior to the expiration of the initial term.

          (d) Notwithstanding the foregoing, the term of this Agreement is otherwise subject to the termination provisions contained hereafter.


     3.   COMPENSATION

          (a) For all services rendered under this Agreement, COMPANY shall pay CONSULTANT the gross amount of $125,000.00 annually. Such payment is to be made in equal installments at intervals no greater than semi-monthly.

          (b) This compensation shall be increased annually on January 14th of each year ("Anniversary Date"), beginning January 14th of 1998 as follows:

                  (1) The index number of the Consumer Price Index - Urban Consumer, All Items, U.S. Cities' Average (1982-4'100) published by the Bureau of Labor Statistics of the United States for August, 1991, shall be the denominator of a fraction. The numerator of the fraction shall be the like index number for the August immediately preceding the applicable Anniversary Date.

                  (2) Multiply said fraction, if in excess of 1.00, by the then current annual compensation.

                  (3) The resulting amount shall be such compensation for the following twelve month period.

          (c) At the end of each calendar year, the Board of Directors of COMPANY shall review the performance of CONSULTANT during the preceding year and, based upon such evaluation, may establish any increase in the amount payable to CONSULTANT for the succeeding calendar year. However, COMPANY shall not be obligated to provide any increase.

     4.   DUTIES/STATUS AS INDEPENDENT CONTRACTOR

          (a) CONSULTANT shall render only consulting services, limited to telephonic consultations regarding investment banking, to COMPANY and shall only render such consulting services as are from time to time requested in writing by the President of the COMPANY. CONSULTANT agrees and acknowledges that he is not to appear at the COMPANY'S workplaces, without the prior written approval of the President of the COMPANY, and he further agrees and acknowledges that he shall have no contact, of any nature whatsoever, with any COMPANY employee, other than its President, without the prior written approval of the President. CONSULTANT is not authorized to act on behalf of the COMPANY or to represent the COMPANY to third parties without the prior written approval of the President. Notwithstanding the provisions of this subparagraph, CONSULTANT shall have the same right as other shareholders to attend special and regular shareholder meetings, so long as he remains a shareholder of the COMPANY.

          (b) The CONSULTANT is an independent contractor and is not an officer, director, employee or agent of the COMPANY for any purpose whatsoever. The CONSULTANT does not have, nor shall he hold himself out as having, any right, power or authority to create any contract or obligation, express or implied, on behalf of, in the name of, or binding upon the COMPANY, or to pledge the COMPANY's credit, or to extend credit in the COMPANY's name, unless the COMPANY shall consent thereto, in advance, in writing.

          (c) As a result of his status as an independent contractor, the CONSULTANT hereby acknowledges and agrees that he is not entitled to any form of indemnification from the COMPANY for any actions taken or omissions made by the CONSULTANT in connection with or pursuant to the services to be performed by the CONSULTANT under this Agreement, whether such indemnification may otherwise be available under applicable corporate law, the COMPANY's charter or By-Laws, any insurance policy maintained by the COMPANY, or any other agreement of the COMPANY, including without limitation the Indemnity Agreement between the COMPANY and the CONSULTANT dated as of August 1, 1990.

          (d) The CONSULTANT hereby agrees to indemnify and hold harmless the COMPANY, and its affiliates, and their respective officers, directors, agents, and employees, and their respective successors and assigns (collectively, the "Indemnified Parties"), from and against any and all claims, demands, loss, cost, liability or expense (including reasonable attorneys' fees, fees for appeals, and settlement payments), whenever arising or asserted, incurred as a result of (i) the breach of any representation, warranty or covenant made by the CONSULTANT herein or the breach of any provision of this Agreement by the CONSULTANT; (ii) the performance by the CONSULTANT of any of his obligations hereunder; or (iii) the acts or omissions of the CONSULTANT taken pursuant to this Agreement, including without limitation any employment-related claim asserted by an employee or agent of the CONSULTANT or the COMPANY.

          (e) In the event that an Indemnified Party receives a claim or notice of suit likely to give rise to a request for indemnification hereunder, the Indemnified Party shall give the CONSULTANT prompt notice of such action, proceeding, claim or liability, and upon receiving such notice, the CONSULTANT agrees to defend against such action, proceeding, claim or liability at the CONSULTANT's sole expense. If the CONSULTANT, prior to the expiration of thirty (30) days after receipt of notice of any claim by an Indemnified Party under this section, has not assumed the defense thereof, the Indemnified Party may thereupon undertake the defense thereof on behalf of, and at the risk and expense of, the CONSULTANT, with all costs and expenses of such defense to be paid by the CONSULTANT. An Indemnified Party shall not settle such a claim without the consent of the CONSULTANT.

          (f) The parties acknowledge that the provisions set forth in subparagraphs 4(a) through 4(e) are material terms of this Agreement and that the breach thereof by CONSULTANT will give the COMPANY the right to terminate this Agreement immediately and without prior notice, at the COMPANY's sole discretion.

     5.   WORKING FACILITIES

          CONSULTANT shall not be granted an office or other working space at any of the COMPANY's workplaces and/or facilities, nor shall he receive clerical help, telephone services or other facilities for the performance of his services hereunder. CONSULTANT shall be solely responsible for furnishing all working facilities needed for the performance of his services hereunder and shall bear the full cost thereof.


     6.   EXPENSES

          CONSULTANT is not authorized to incur expenses on behalf of, or chargeable to, COMPANY without the express prior written approval of the President. The parties agree and acknowledge that it is their intent that, except in extraordinary circumstances, all expenses incurred by CONSULTANT in connection with his provision of services hereunder shall be the responsibility solely of CONSULTANT.

     7.   NONDISCLOSURE OF INFORMATION

          CONSULTANT recognizes and acknowledges that, during the course of this Agreement, he may have access to valuable proprietary information, including, but not limited to: contractual arrangements and compensation arrangements with subcontractors and customers of COMPANY; compensation arrangement with subcontractors, vendors, and outside personnel; estimating and bidding methods, procedures, and amounts; management and operating procedures and software; management information systems, etc., marketing plans and strategy; personnel policies and contractual arrangement, including job assignments and compensation; customer leads; customer lists; and that such information constitutes unique assets of the business of COMPANY. CONSULTANT will not, during or after the term of this Agreement, personally use or disclose all, or any part of, such proprietary information to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of the COMPANY, or except as authorized in writing by COMPANY. CONSULTANT will not publish, disclose or authorize anyone else to publish or disclose, any secret or confidential matter relating to any aspect of the business of the COMPANY with which CONSULTANT's service may in any way have acquainted CONSULTANT. In the event of a breach, or threatened breach, by CONSULTANT, of the provisions of this Paragraph, COMPANY shall be entitled to a preliminary, temporary and permanent injunction restraining CONSULTANT from disclosing in whole or in part, any such proprietary information and/or from rendering any such services to any person, firm, corporation, associations, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting COMPANY from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from CONSULTANT.

     8.   NONSOLICITATION COVENANT

          (a) During, and for a period of eighteen (18) months after the termination of, this Agreement (including any extension thereof) (the "Post Termination Period"), CONSULTANT shall not solicit, directly or indirectly, by any means, any of the clients, account, employees or "leads" of COMPANY during the Post Termination Period.

          (b) COMPANY and CONSULTANT agree that if any court of competent jurisdiction shall, for any reason conclude that any portion of this covenant shall be too restrictive, the court shall determine and apply lesser restrictions, it being the intent of the parties that some such restrictions shall be applicable for the protection of COMPANY and its shareholders.

          (c) This covenant has been given to induce COMPANY to enter into this Agreement.

     9.   DISABILITY AND DEATH

          (a) If the CONSULTANT is unable to perform his services by reason of illness or incapacity for a period of more than twenty-one (21) consecutive work days, or more than four (4) weeks in any two-month period, the amounts otherwise payable to him thereafter during the continued period of such illness or incapacity may, at the option of the COMPANY be reduced by twenty percent (20%).

          (b) In the event that the CONSULTANT dies prior to the expiration of the term of the Agreement, the compensation which would have been paid to him will be paid to CONSULTANT's spouse, and may, at the option of the COMPANY, be reduced by twenty percent (20%).

     10.  TERMINATION

          This Agreement shall cease and terminate upon the occurrence of any one of the following events:

          (a) The expiration of this Agreement's term under paragraph 2 herein;

          (b) "For cause" which shall be defined as (i) breach by the CONSULTANT of any material term or provision of this Agreement as determined in the good faith judgment of the Board of Directors of the COMPANY; (ii) any conduct of CONSULTANT within the course of the provision of services hereunder or otherwise which would adversely affect the COMPANY's reputation in the community or with the public, as determined in the good faith judgment of the Board of Directors; (iii) dishonesty, fraud, misappropriation or embezzlement by CONSULTANT in connection with the COMPANY's business, as determined in the good faith judgment of the Board of Directors.

          (c) The COMPANY's exercise of its rights to terminate this Agreement shall be without prejudice to any other remedy which the COMPANY may be entitled to at law, in equity, or under any other provision of this Agreement. Nothing in this subparagraph or paragraph shall affect CONSULTANT's obligations under paragraphs 8 and 9 of this Agreement.

     11.  RELEASE.

          In consideration of the signing of this Agreement, CONSULTANT and his beneficiaries, heirs, successors and assigns, release forever the COMPANY and its officers, directors, employees, agents, predecessors, successors and assigns, from all actions, suits, claims and demands in law or equity, that he ever had, now has, or hereafter may have, resulting from anything which has happened up until now, including but not limited to any and all claims relating in any way to his employment relationship, the termination thereof, his removal from the position of Chairman of the Board of Directors of the COMPANY, his removal from the Board of Directors of the COMPANY, or the execution of this Agreement with the COMPANY. This Release includes, but is not limited to, any claims arising under the Employee Retirement Income Security Act, The Pennsylvania Human Relations Act, Title VII of the Civil Rights Act of 1964, as amended, The Americans With Disabilities Act, The Age Discrimination in Employment Act, The Pennsylvania Constitution, the parties' previous Employment Agreement, and all amendments thereto, or any other federal, state or local law or ordinances, and any common law claims under tort, contract, or any other theories now or hereafter recognized.

     12.  WAIVER OF BREACH

          The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     13.  BENEFIT

          The rights and obligations of COMPANY under this Agreement shall inure to the benefit of, and shall be binding upon, its successors and assigns.

     14.  NOTICES

          Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to his residence in the case of CONSULTANT, or to its principal office in the case of COMPANY.

     15.  ARBITRATION

          Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by final and binding arbitration in the County of Philadelphia, State of Pennsylvania, in accordance with the rules then in effect of the American Arbitration Association - Philadelphia Regional Office, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that the Company shall have the option of seeking remedy for any alleged breach or threatened breach of paragraph 8 or 9 hereof in any court of competent jurisdiction. The arbitrator shall have the power to make CONSULTANT whole for any breach of this Agreement by COMPANY.

     16.  ENTIRE AGREEMENT

          This instrument contains the entire agreement of the parties and supersedes any other discussions, representations, and agreements prior to and contemporaneous with the execution of this agreement and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


     17.  APPLICABLE LAW

          This Agreement shall be governed for all purposes by the laws of the Commonwealth of Pennsylvania. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.



     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year hereinabove written.


                              US WATS, INC.


                              BY:________________________________________
                                   KEVIN M. O'HARE
                                   President and Chief Executive Officer


                              __________________________________________
                                   AARON R. BROWN